Exhibit 99.1

MeetMe Reports Second Quarter 2013 Financial Results

$9.5 million quarterly revenue driven by record mobile revenue

NEW HOPE, PA – August 8, 2013 – MeetMe®, Inc. (NYSE MKT: MEET), the public market leader in social discovery, today reported financial results for the second quarter ended June 30, 2013.

 Second Quarter 2013 Financial Highlights

●	Revenue was $9.5 million, up 21.5 percent sequentially. Previously the company announced that it anticipated Q2 revenues of approximately $9.0 million.

●

Mobile revenue reached an all-time high at $2.6 million, up 37 percent sequentially and 98 percent year-over-year, and exceeding the previous record set in the seasonally-strong fourth quarter of 2012 by 18.8 percent.

●	Net loss was $2.1 million or $0.05 per share, compared with a net loss of $3.8 million or $0.11 per share in the second quarter of 2012.

●

Adjusted EBITDA was a positive $384,000, up over $2 million sequentially from an Adjusted EBITDA loss of $1.7 million in the first quarter. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most directly comparable GAAP financial measures, below.)

●	Cash and Cash Equivalents totaled $8.3 million at June 30, 2013.

Geoff Cook, CEO of MeetMe, said, “In the second quarter we believe we demonstrated the strength and potential of our mobile business, while at the same time demonstrating stability in our online business. Sequential revenue growth was significant, and we posted an adjusted EBITDA profit.”

Mr. Cook continued, “We are seeing increasing traction with the new mobile advertising products. Since launching additional native mobile ads on iPhone in July, native advertising impressions increased more than fourfold on that platform compared to the week prior to launch. This launch contributed to the 43% increase in overall iPhone advertising revenue during the same period. With the recent launch of these units on Android, we now reach 90% of our mobile audience with our highest-monetizing and best-performing advertising units.”

“Having spent the last year building out much of the infrastructure of mobile monetization with various advertising, freemium, and subscription products, we believe we now monetize our mobile audience at industry-leading rates,” Mr. Cook noted. “To accelerate growth from here, we must continue to sustain our mobile monetization gains while also rapidly growing our mobile audience. Our team is working on driving increased engagement and usage with significant new product launches over the coming two quarters.”

Operating and Business Highlights

●

Monthly active users (MAUs) increased nearly 70 percent, averaging 5.37 million in the second quarter of 2013 compared to 3.18 million average MAUs in the second quarter of 2012. Mobile MAUs increased 61 percent to 2.69 million in the second quarter of 2013 from 1.67 million in the second quarter of 2012.

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Daily active users (DAUs) increased 15 percent, averaging 1.18 million in the second quarter of 2013 compared to 1.03 million in the second quarter of 2012. Average mobile DAUs improved 31 percent to 789,000 in the second quarter of 2013 from 603,000 in the second quarter of 2012.

●

Revenue attributed to mobile products was $2.6 million in the second quarter of 2013, an approximately 100 percent increase from $1.3 million in the second quarter of 2012, with 43 percent of mobile revenue in the second quarter of 2013 attributed to virtual currency. Mobile average revenue per daily active user (ARPDAU) increased 48 percent from $0.025 to $0.037 during the same period.

David Clark, Chief Financial Officer of MeetMe, added, “We believe the positive revenue trends and our emphasis on cost controls allowed us to drive positive adjusted EBITDA in the second quarter. We are encouraged by our mobile revenue growth, which represented 32 percent of total revenues this quarter versus 17 percent a year ago. We ended the quarter with an increased cash balance of $8.3 million.”

MEETME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Current Assets
Cash and cash equivalents	$8,335,444	$5,022,007
Accounts receivable, net of allowance of $447,000 and $547,000, at June 30, 2013 and December 31, 2012, respectively	6,830,798	15,744,789
Notes receivable	58,512	111,569
Prepaid expenses and other current assets	854,606	870,881
Total current assets	16,079,360	21,749,246

Goodwill	70,646,036	70,646,036
Intangible assets, net	5,767,107	6,746,273
Property and equipment, net	3,866,870	4,772,632
Other assets	490,498	520,480
Total assets	$96,849,871	$104,434,667

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$2,201,054	$3,528,607
Accrued expenses and other liabilities	4,256,237	3,211,681
Current liabilities from discontinued operations	-	1,434
Deferred revenue	739,682	392,612
Accrued dividends	69,455	69,455
Current portion of long-term debt	3,807,907	2,551,941
Total current liabilities	11,074,335	9,755,730

Long term debt, net of discount	4,672,064	9,156,788
Total liabilities	15,746,399	18,912,518

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.001 par value, authorized 5,000,000 shares:
Convertible preferred stock Series A-1, $.001 par value; authorized - 5,000,000 shares; 1,000,000 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	1,000	1,000
Common stock, $.001 par value; authorized - 100,000,000 shares; 38,127,737 and 37,046,405 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	38,131	37,050
Additional paid-in capital	280,297,474	275,261,794
Accumulated deficit	(198,638,774)	(189,211,750)
Accumulated other comprehensive loss	(594,359)	(565,945)
Total stockholders’ equity	81,103,472	85,522,149
Total liabilities and stockholders’ equity	$96,849,871	$104,434,667

MEETME, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Revenues	$9,482,960	$13,054,861	$17,288,592	$23,450,590
Operating Costs and Expenses:
Sales and marketing	1,542,977	1,676,243	3,529,670	3,442,639
Product development and content	6,342,576	8,224,749	12,726,020	14,721,208
General and administrative	1,822,300	2,379,313	4,222,559	4,323,846
Depreciation and amortization	1,089,043	965,155	2,171,987	1,863,539
Restructuring costs	646,479	247,877	2,540,896	537,944
Loss on debt restructure	-	-	1,174,269	-
Total Operating Costs and Expenses	11,443,375	13,493,337	26,365,401	24,889,176
Loss from Operations	(1,960,415)	(438,476)	(9,076,809)	(1,438,586)
Other Income (Expense):
Interest income	3,097	4,318	5,353	9,892
Interest expense	(141,728)	(288,216)	(355,568)	(586,284)
Other income (expense), net	-	497	-	1,030
Total other income (expense)	(138,631)	(283,401)	(350,215)	(575,362)
Loss before income taxes	(2,099,046)	(721,877)	(9,427,024)	(2,013,948)
Income taxes	-	-	-	-
Net loss from continuing operations	$(2,099,046)	$(721,877)	$(9,427,024)	$(2,013,948)
Loss from discontinued operations, net of taxes	$-	$(3,114,040)	$-	$(3,680,627)
Net Loss Allocable To Common Shareholders	$(2,099,046)	$(3,835,917)	$(9,427,024)	$(5,694,575)

Basic and diluted net loss per common shareholders:
Continuing operations	$(0.05)	$(0.02)	$(0.25)	$(0.06)
Discontinued operations	$-	$(0.09)	$-	$(0.10)
Basic and diluted net loss per common shareholders	$(0.05)	$(0.11)	$(0.25)	$(0.16)
Weighted Average Number of Shares Outstanding, Basic and Diluted:	38,127,737	36,240,472	37,749,772	36,306,886

Net Loss	$(2,099,046)	$(3,835,917)	$(9,427,024)	$(5,694,575)
Foreign currency translation adjustment	(45,741)	(144,458)	(28,414)	(92,425)
Comprehensive Loss	$(2,144,787)	$(3,980,375)	$(9,455,438)	$(5,787,000)

MEETME, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net loss from continuing operations allocable to common shareholders	$(2,099,046)	$(721,877)	$(9,427,024)	$(2,013,948)

Interest expense	141,728	288,216	355,568	586,284
Depreciation and amortization	1,089,043	965,155	2,171,987	1,863,539
Amortization of stock based compensation	605,776	1,068,505	1,910,924	1,878,586
Acquisition and restructuring costs	646,479	247,877	2,540,896	537,944
Loss on debt restructure	-	-	1,174,269	-
Adjusted EBITDA	$383,980	$1,847,876	$(1,273,380)	$2,852,405

GAAP Basic and diluted net loss per common shareholders	$(0.05)	$(0.02)	$(0.25)	$(0.06)
Basic Adjusted EBITDA per common shareholders	$0.01	$0.05	$(0.03)	$0.08
Diluted Adjusted EBITDA per common shareholders	$0.01	$0.05	$(0.03)	$0.07

Weighted average number of shares outstanding, Basic	38,127,737	36,240,472	37,749,772	36,306,886
Weighted average number of shares outstanding, Dilutive	40,064,802	40,414,856	37,749,772	41,806,967

The following table presents a reconciliation of Mobile bookings, a non-GAAP financial measure to Revenue, a GAAP financial measure

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue from purchased mobile virtual currency products	$970,986	$554,292	$1,759,185	$682,683

Change in deferred revenue	176,286	58,054	314,513	91,705

Mobile Bookings	$1,147,272	$612,346	$2,073,698	$774,388

Webcast and Conference Call Details

Management will host a webcast to discuss second quarter 2013 financial results today at 4:30 PM Eastern time. A webcast of the conference call will be available live on the Investor Relations section of the company’s website at www.meetmecorp.com and a replay will be available for 30 days. Interested parties unable to access the conference call via the webcast may dial 1-719-325-2429 and reference ID: 2161717.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NYSE MKT: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With 60 percent of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in multiple languages including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the strength and potential of our mobile business, the increase in overall iPhone advertising revenue, whether we monetize our mobile audience at industry-leading rates and our plans regarding launching new products and the effectiveness of these new products. All statements other than statements of historical facts contained herein, including statements regarding the continued growth in our core platform, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include: the risk that unanticipated events affect the launch of our new products, the effectiveness of our mobile software on smartphones and tablets, and the willingness of users to try new product offerings. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2012 and the Current Report on Form 8-K filed with the SEC on May 1, 2013.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations above.

On November 10, 2011, MeetMe, Inc. and Insider Guides, Inc., owner of social network myYearbook, merged. The combined revenue results for 2011 give effect to the merger as if it had been completed as of January 1, 2011. The combined revenue data is for informational purposes only and does not purport to present what our results would actually have been had the merger actually occurred on the dates presented or to project our results for any future period. The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

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Contact:
Joe Crivelli

Gregory FCA

610-228-2100